UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2025

AMN HEALTHCARE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2999 Olympus Boulevard, Suite 500 Dallas, Texas 75019
(Address of principal executive offices) (Zip Code)

(866) 871-8519
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On October 6, 2025, AMN Healthcare, Inc. (the “Issuer”), a wholly owned subsidiary of AMN Healthcare Services, Inc. (the “Company”), completed the issuance of $400.0 million aggregate principal amount of 6.500% Senior Notes due 2031 (the “Notes”).

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of October 6, 2025, by and among the Issuer, the Company, the subsidiary guarantors party thereto (collectively, together with the Company, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee, and are senior unsecured obligations of the Issuer. The Guarantors have guaranteed (the “Guarantees”) the Issuer’s obligations under the Notes and the Indenture on a senior unsecured basis. The Guarantors include the Company and the subsidiaries of the Issuer that guarantee the Issuer’s credit facilities.

The Notes will mature on January 15, 2031. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2026.

The Notes will rank equal in right of payment with all of the Issuer’s existing and future senior indebtedness, senior to all of the Issuer’s future subordinated indebtedness and effectively subordinate to all of the Issuer’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The Guarantees will be each Guarantor’s senior unsecured obligations and will rank equal in right of payment with all of such Guarantor’s existing and future senior indebtedness, senior to all of such Guarantor’s future subordinated indebtedness and effectively subordinate to all of such Guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The Notes and the Guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities and preferred stock of any of the Issuer’s subsidiaries that do not guarantee the Notes.

At any time and from time to time on and after October 15, 2027 the Issuer will be entitled at its option to redeem all or a portion of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (subject to the right of holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period commencing on October 15, of the years set forth below:

Period	Redemption Price
2027	103.250%
2028	101.625%
2029 and thereafter	100.000%

At any time and from time to time prior to October 15, 2027 the Issuer may also redeem Notes with the net cash proceeds of certain equity offerings in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes issued, at a redemption price (expressed as a percentage of principal amount) of 106.500% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the applicable redemption date.

In addition, the Issuer may redeem some or all of the Notes at any time and from time to time prior to October 15, 2027 at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to (but excluding) the applicable redemption date, plus a “make-whole” premium based on the applicable treasury rate plus 50 basis points.

Upon the occurrence of specified change of control events as defined in the Indenture, the Issuer must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to (but excluding) the purchase date.

The Indenture contains covenants that, among other things, restrict the ability of Company, the Issuer and their restricted subsidiaries to:

•	sell assets;
•	pay dividends or make other distributions on capital stock, make payments in respect of subordinated indebtedness or make other restricted payments;
•	make certain investments;
•	incur or guarantee additional indebtedness or issue preferred stock;
•	create certain liens;
•	enter into agreements that restrict dividends or other payments from their restricted subsidiaries to the Issuer, the Company or their restricted subsidiaries;
•	consolidate, merge or transfer all or substantially all of their assets;
•	engage in transactions with affiliates; and
•	create unrestricted subsidiaries.

These covenants are subject to a number of important exceptions and qualifications. The Indenture contains affirmative covenants and events of default that are customary for Indentures governing high yield securities.

The Notes and the Guarantees are not subject to any registration rights agreement.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Credit Agreement Amendment

On October 6, 2025, the Company and the Issuer entered into a Fifth Amendment (the “Fifth Amendment”) to the existing Credit Agreement (as previously amended, the “Existing Credit Agreement,” and as further amended by the Fifth Amendment, the “Credit Agreement”), dated as of February 9, 2018, by and among the Company, the Issuer, certain subsidiaries of the Company as guarantors, the several lenders party thereto from time to time (the “Lenders”) and Truist Bank, as administrative agent.

Pursuant to the Fifth Amendment, the Company’s existing secured revolving credit facility was amended to (i) mature on October 6, 2030 (from February 2028), (ii) reduce the size of the facility from $750.0 million to $450.0 million, (iii) remove the ten basis point credit spread adjustment with respect to Adjusted Term SOFR (as defined in the Credit Agreement), (iv) revise the Consolidated Net Leverage Ratio (as calculated in accordance with the Credit Agreement) to be no greater than 5.25 to 1.00 to and including March 31, 2027 (which shall be reduced to 5.00 to 1.00 from and after April 1, 2027 to and including June 30, 2028, and to 4.75 to 1.00 following June 30, 2028, subject to increase in connection with certain acquisitions), (v) with respect to interest rate calculations, add a new pricing tier for Net Leverage Ratio >=4.25x of 2.00% for SOFR loans, 1.00% for Base Rate Loans, 2.00% for Letter of Credit Fee and 0.35% for the Unused Fee (each as defined in the Credit Agreement) and (vi) reduce the size of uncommitted incremental revolving and term loans and remove certain requirements for certain permitted short-term bridge financing. The payment and interest terms and covenants under the Credit Agreement otherwise remained unchanged.

Following the execution of the Fifth Amendment, the Company expects to borrow approximately $100.0 million under the revolving facility which will be used, together with the proceeds of the Notes offering and cash on hand, to redeem all of the $500 million aggregate principal amount of the Issuer’s senior unsecured notes due 2027 (the “2027 Notes”) in accordance with the indenture governing such 2027 Notes and to pay fees and expenses related to the transactions.

The foregoing summary of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

C-1

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

ITEM 8.01.	Other Events.

Following the completion of the issuance of the Notes, the Issuer expects to complete the previously announced redemption of all of its outstanding $500.0 million aggregate principal amount of 2027 Notes on October 22, 2025.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 6, 2025, by and among AMN Healthcare, Inc., the guarantors party thereto, and U.S. Bank Trust Company, National Association.

10.1	Fifth Amendment to Credit Agreement, dated as of October 6, 2025, by and among AMN Healthcare, Inc., as borrower, AMN Healthcare Services, Inc., as parent, Advanced Medical Personnel Services, LLC, AMN Allied Services, LLC, AMN Healthcare Allied, Inc., AMN Healthcare Interim Solutions, LLC, AMN Healthcare Labor Disruption, Inc., AMN Healthcare Language Services, Inc., AMN Healthcare Locum Tenens, Inc., AMN Healthcare Physician Permanent Placement, Inc., AMN Leadership Solutions, Inc., AMN Services, LLC, AMN Staffing Services, LLC, AMN Workforce Solutions, LLC, B4Health, LLC, Connetics Communications, LLC, DrWanted.com, LLC, Medefis, Inc., MSI Systems Corp., Nursefinders, LLC, O’Grady-Peyton International (USA), Inc. and ShiftWise, Inc. as guarantors, the lenders identified on the signature pages thereto, as lenders, and Truist Bank, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: October 6, 2025	By:	/s/ Brian Scott
	Name:	Brian Scott
	Title:	Chief Financial Officer